Exhibit  1.

Articles  of  Amendment


                              ARTICLES OF AMENDMENT
                                       OF
                              DYNAMIC VENTURES INC.
                            _________________________


          Pursuant to RCW 23B.l0.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

          FIRST: The name of the corporation is DYNAMIC VENTURES INC. (the "Corporation").

          SECOND:  The  Articles of Incorporation are hereby amended as follows:


          Article I is amended to read in its entirety as follows:

                                    ARTICLE I

                                      Name
                                      ----

              The name of the corporation is O2DIESEL CORPORATION.

          THIRD: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

          FOURTH: The effective date of foregoing amendment shall be JUNE 10, 2003.

          FIFTH: The date of adoption by the Board of Directors of the Corporation was May 29, 2003, without shareholder action. Pursuant to RCW 23B.l0.020, shareholder approval was not required.


                                           DYNAMIC  VENTURES  INC.



May 30, 2003                                   /s/  Eric Boehnke
                                           -------------------------------------
                                           Eric Boehnke, President and Secretary